Exhibit  T3C

                           STERLING CHEMICALS, INC.


                                   as Issuer


                       STERLING CHEMICALS ENERGY, INC.,


                                 as Guarantor


                       10% SENIOR SECURED NOTES DUE 2007


                                   INDENTURE

                            Dated December 19, 2002

                       _________________________________

              NATIONAL CITY BANK, a National Banking Association,

                                  as Trustee

                       _________________________________





                            CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section

310(a)(1).............................................                7.10
(a)(2)................................................                7.10
(a)(3)................................................                N.A.
(a)(4)................................................                N.A.
(a)(5)................................................                7.10
(b)...................................................                7.10
(c)...................................................                N.A.
311(a)................................................                7.11
(b)...................................................                7.11
(c)...................................................                N.A.
312(a)................................................                2.05
(b)...................................................                12.03
(c)...................................................                12.03
313(a)................................................                7.06
(b)(1)................................................                10.03
(b)(2)................................................                7.07
(c)...................................................           7.06; 12.02
(d)...................................................                7.06
314(a)................................................           4.03; 12.02
(b)...................................................                10.02
(c)(1)................................................                N.A
(c)(2)................................................                N.A.
(c)(3)................................................                N.A.
(d)...................................................     10.03, 10.04, 10.05
(e)...................................................                12.05
(f)...................................................                N.A.
315(a)................................................                N.A.
(b)...................................................                N.A.
(c)...................................................                N.A.
(d)...................................................                N.A.
(e)...................................................                N.A.
316(a) (last sentence)................................                N.A.
(a)(1)(A).............................................                N.A.
(a)(1)(B).............................................                N.A.
(a)(2)................................................                N.A.
(b)...................................................                N.A.
(c)...................................................                N.A.
317(a)(1).............................................                N.A.
(a)(2)................................................                N.A.
(b)...................................................                N.A.
318(a)................................................                N.A.
(b)...................................................                N.A.
(c)...................................................                12.01

N.A. means not applicable.

*..........This Cross Reference Table is not part of the Indenture.




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                                                                      TABLE OF CONTENTS

                                                                                                                            Page


ARTICLE 1                 DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................1
    Section 1.01.         Definitions..........................................................................................1
    Section 1.02.         Other Definitions...................................................................................20
    Section 1.03.         Incorporation by Reference of Trust Indenture Act...................................................21
    Section 1.04.         Rules of Construction...............................................................................21

ARTICLE 2                 THE NOTES...........................................................................................22
    Section 2.01.         Form and Dating.....................................................................................22
    Section 2.02.         Execution and Authentication........................................................................22
    Section 2.03.         Registrar and Paying Agent..........................................................................23
    Section 2.04.         Paying Agent to Hold Money in Trust.................................................................23
    Section 2.05.         Lists...............................................................................................24
    Section 2.06.         Transfer and Exchange...............................................................................24
    Section 2.07.         Replacement Notes...................................................................................27
    Section 2.08.         Outstanding Notes...................................................................................27
    Section 2.09.         Treasury Notes......................................................................................28
    Section 2.10.         Temporary Notes.....................................................................................28
    Section 2.11.         Cancellation........................................................................................28
    Section 2.12.         Defaulted Interest..................................................................................28
    Section 2.13.         Exemption From Federal and State Law Securities Registration Requirements...........................29

ARTICLE 3                 REDEMPTION AND PREPAYMENT...........................................................................29
    Section 3.01.         Notices to Trustee..................................................................................29
    Section 3.02.         Selection of Notes to Be Redeemed...................................................................29
    Section 3.03.         Notice of Redemption................................................................................29
    Section 3.04.         Effect of Notice of Redemption......................................................................30
    Section 3.05.         Deposit of Redemption Price.........................................................................30
    Section 3.06.         Notes Redeemed in Part..............................................................................31
    Section 3.07.         Optional Redemption.................................................................................31
    Section 3.08.         Mandatory Redemption................................................................................31
    Section 3.09.         Offer to Purchase by Application of Net Available Cash..............................................31

ARTICLE 4                 COVENANTS...........................................................................................33
    Section 4.01.         Payment of Notes....................................................................................33
    Section 4.02.         Maintenance of Office or Agency.....................................................................34
    Section 4.03.         Reports.............................................................................................35
    Section 4.04.         Compliance Certificate..............................................................................35
    Section 4.05.         Taxes...............................................................................................36
    Section 4.06.         Stay, Extension and Usury Laws......................................................................36
    Section 4.07.         Limitation on Dividends.............................................................................36
    Section 4.08.         Limitation on Restricted Payments...................................................................36
    Section 4.09.         Limitation on Restrictions on Distributions from Subsidiaries.......................................37
    Section 4.10.         Limitation on Debt..................................................................................38
    Section 4.11.         Asset Sales.........................................................................................39
    Section 4.12.         Limitation on Transactions with Affiliates..........................................................40
    Section 4.13.         Liens...............................................................................................41
    Section 4.14.         Corporate Existence.................................................................................41
    Section 4.15.         Offer to Repurchase Upon Change of Control..........................................................41
    Section 4.16.         Sale of the Texas City Facilities...................................................................43
    Section 4.17.         Limitation on the Sale or Issuance of Capital Stock of Subsidiaries.................................43
    Section 4.18.         INTENTIONALLY OMITTED...............................................................................44
    Section 4.19.         Additional Subsidiaries.............................................................................44
    Section 4.20.         Capital Expenditures................................................................................44
    Section 4.21          Excluded Subsidiaries...............................................................................44

ARTICLE 5                 SUCCESSORS..........................................................................................45
    Section 5.01.         Merger, Consolidation or Sale of Assets.............................................................45
    Section 5.02.         Successor Corporation Substituted...................................................................46

ARTICLE 6                 DEFAULTS AND REMEDIES...............................................................................46
    Section 6.01.         Events of Default...................................................................................46
    Section 6.02.         Acceleration........................................................................................48
    Section 6.03.         Other Remedies......................................................................................48
    Section 6.04.         Waiver of Past Defaults.............................................................................49
    Section 6.05.         Control by Majority.................................................................................49
    Section 6.06.         Limitation on Suits.................................................................................49
    Section 6.07.         Rights of Holders of Notes to Receive Payment.......................................................50
    Section 6.08.         Collection Suit by Trustee..........................................................................50
    Section 6.09.         Trustee May File Proofs of Claim....................................................................50
    Section 6.10.         Priorities..........................................................................................51
    Section 6.11.         Undertaking for Costs...............................................................................51

ARTICLE 7                 TRUSTEE.............................................................................................51
    Section 7.01.         Duties of Trustee...................................................................................51
    Section 7.02.         Rights of Trustee...................................................................................52
    Section 7.03.         Individual Rights of Trustee........................................................................53
    Section 7.04.         Trustee's Disclaimer................................................................................53
    Section 7.05.         Notice of Defaults..................................................................................53
    Section 7.06.         Reports by Trustee to Holders of the Notes..........................................................53
    Section 7.07.         Compensation and Indemnity..........................................................................54
    Section 7.08.         Replacement of Trustee..............................................................................55
    Section 7.09.         Successor Trustee by Merger, etc....................................................................56
    Section 7.10.         Eligibility; Disqualification.......................................................................56
    Section 7.11.         Preferential Collection of Claims Against Company...................................................56

ARTICLE 8                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................................56
    Section 8.01.         Option to Effect Legal Defeasance or Covenant Defeasance............................................56
    Section 8.02.         Legal Defeasance and Discharge......................................................................56
    Section 8.03.         Covenant Defeasance.................................................................................57
    Section 8.04.         Conditions to Legal or Covenant Defeasance..........................................................57
    Section 8.05.         Deposited Money and U.S. Government Obligations to be
                          Held in Trust; Other Miscellaneous Provisions.......................................................58
    Section 8.06.         Repayment to Company................................................................................59
    Section 8.07.         Reinstatement.......................................................................................59

ARTICLE 9                 AMENDMENT, SUPPLEMENT AND WAIVER....................................................................60
    Section 9.01.         Without Consent of Holders of Notes.................................................................60
    Section 9.02.         With Consent of Holders of Notes....................................................................61
    Section 9.03.         Compliance with Trust Indenture Act.................................................................62
    Section 9.04.         Revocation and Effect of Consents...................................................................62
    Section 9.05.         Notation on or Exchange of Notes....................................................................63
    Section 9.06.         Trustee to Sign Amendments, etc.....................................................................63

ARTICLE 10                COLLATERAL AND SECURITY.............................................................................63
    Section 10.01.        Security Documents..................................................................................63
    Section 10.02.        Recording and Opinions..............................................................................64
    Section 10.03.        Release of Pledged Collateral.......................................................................64
    Section 10.04.        Certificates of the Company.........................................................................65
    Section 10.05.        Certificates of the Trustee.........................................................................65
    Section 10.06.        Attornment..........................................................................................66
    Section 10.07.        Authorization of Actions to Be Taken by the Trustee Under the
                          Security Documents..................................................................................66
    Section 10.08.        Authorization of Receipt of Funds by the Trustee Under the
                          Security Documents..................................................................................67
    Section 10.09.        Termination of Security Interest....................................................................67

ARTICLE 11                SUBSIDIARY GUARANTEES...............................................................................67
    Section 11.01.        Subsidiary Guarantees...............................................................................67
    Section 11.02.        Limitation on Subsidiary Guarantor Liability........................................................69
    Section 11.03.        Execution and Delivery of Subsidiary Guarantee......................................................69
    Section 11.04.        Subsidiary Guarantors May Consolidate, etc., on Certain Terms.......................................70
    Section 11.05.        Releases Following Sale of Assets...................................................................70

ARTICLE 12                HOLDERS' MEETINGS...................................................................................71
    Section 12.01.        Purposes of Meetings................................................................................71
    Section 12.02.        Place of Meetings...................................................................................72
    Section 12.03.        Call and Notice of Meetings.........................................................................72
    Section 12.04.        Action Without Meeting..............................................................................72
    Section 12.05.        Voting at Meetings..................................................................................72
    Section 12.06.        Voting Rights, Conduct and Adjournment..............................................................73
    Section 12.07.        Revocation of Consent by the Holders................................................................73
    Section 12.08.        No Delay of Rights by Meeting.......................................................................74

ARTICLE 13                MISCELLANEOUS.......................................................................................74
    Section 13.01.        Trust Indenture Act Controls........................................................................74
    Section 13.02.        Notices.............................................................................................74
    Section 13.03.        Communication by Holders of Notes with Other Holders of Notes.......................................75
    Section 13.04.        Certificate and Opinion as to Conditions Precedent..................................................75
    Section 13.05.        Statements Required in Certificate or Opinion.......................................................76
    Section 13.06.        Rules by Trustee and Agents.........................................................................76
    Section 13.07.        No Personal Liability of Directors, Officers, Employees and Stockholders............................76
    Section 13.08.        Governing Law.......................................................................................76
    Section 13.09.        No Adverse Interpretation of Other Agreements.......................................................77
    Section 13.10.        Successors..........................................................................................77
    Section 13.11.        Severability........................................................................................77
    Section 13.12.        Counterpart Originals...............................................................................77
    Section 13.13.        Table of Contents, Headings, etc....................................................................77


                                     EXHIBITS

Exhibit A            FORM OF NOTE
Exhibit B            FORM OF NOTATION OF GUARANTEE





                     INDENTURE, dated December 19, 2002, among Sterling Chemicals, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation and National City Bank, as trustee.

                     The Company (as defined below), the Subsidiary Guarantors (as defined below) and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Senior Secured Notes due 2007 (the "Notes"):

                                  ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01. Definitions.
              -----------

                     "Additional Notes" means Notes issued in payment of interest on Notes pursuant to Section 4.01 hereof.

                     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions of Section 4.12 only, "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                     "Agent" means the Registrar or the Paying Agent.

                     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, for gross proceeds in excess of $2.0 million, other than:

                     (1) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary which is also a Subsidiary Guarantor,

                     (2) a disposition of property or assets (other than shares of Capital Stock of a Subsidiary or property or assets which constitute all or substantially all of the assets of any division or line of business of the Company or any Subsidiary) at fair market value in the ordinary course of business including sales of inventory,

                     (3) for purposes of the provisions of Section 4.11 only, a disposition that constitutes a Restricted Payment permitted or a Permitted Investment not prohibited by the provisions of Section 4.08,

                     (4) the disposition of all or substantially all of the assets of the Company permitted by the provisions of Section 5.01,

                     (5) the disposition of assets in exchange for other assets that satisfies the requirements set forth in clause (2)(A) of Section 4.11,

                     (6) the disposition of the Fibers Assets; and

                     (7) a Sale of the Texas City Facilities.

                     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes for interest payments made in cash compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                     "Authentication Order" shall have the meaning set forth in Section 2.02.

                     "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                     (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                     (2) the sum of all such payments.

                     "Bankruptcy Code" means Title 11 of the U.S. Code.

                     "Bankruptcy Law" means the Bankruptcy Code, or any similar federal or state law for the relief of debtors.

                     "Benefited Party" shall have the meaning set forth in
Section 11.01.

                     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                     "Borrowers" means collectively, the Company and the Subsidiary Guarantors.

                     "Business Day" means each day which is not a Legal
Holiday.

                     "Capital Expenditures" means, for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Company and its Subsidiaries for such period.

                     "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options or participations (or other equivalents thereof) in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                     "Change of Control" means:

                     (1) Any "Person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own," as defined above, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company. For the purposes of this clause (1):

                     (a) a Person other than a Permitted Holder will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such other Person "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation; and

                     (b) the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by any parent corporation so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation.

                     (2) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                     (3) The merger or consolidation of the Company with or into another Person or the merger of another Person (other than a Permitted Holder) with or into the Company, or the sale or transfer in one or a series of transactions of all or substantially all of the assets of the Company to another Person (other than a Permitted Holder) and, in the case only of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Collateral Agent" means National City Bank, in its capacity as collateral agent under the Security Agreement, or any successor thereto.

                     "Commission" means the Securities and Exchange Commission or any successor agency that administers the Exchange Act.

                     "Commodity Agreement" means any commodity future contract, commodity option or other similar agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) entered into by the Company or any Subsidiary that is designed to protect the Company or a Subsidiary against fluctuations in the price of commodities used by the Company or a Subsidiary as raw materials in the ordinary course of business.

                     "Company" means Sterling Chemicals, Inc., and any and all successors thereto.

                     "Company Budget" means a budget of the Company prepared in good faith by the management of the Company prior to an Interest Payment Date showing in reasonable detail the estimated cash receipts and cash disbursements of the Company and its Subsidiaries on a monthly basis for each calendar month during the six months commencing on the first day of the calendar month in which such Interest Payment Date occurs, which budget is approved by the board of directors of the Company.

                     "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days, or such shorter period as is required by the Commission for filings of quarterly reports on Form 10Q, prior to the taking of any action for the purpose of which the determination is being made, as

                     (1) the par or stated value of all outstanding Capital Stock of such Person, plus

                     (2) paid-in capital or capital surplus relating to such Capital Stock, plus

                     (3) any retained earnings or earned surplus,

less:

                     (1) any accumulated deficit,

                     (2) any amounts attributable to Redeemable Stock, and

                     (3) any amounts attributable to Exchangeable Stock.

                     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                     "Credit Agreement" means a revolving credit facility with a commercial bank or other financial institution (as amended, supplemented and restated or otherwise modified from time to time) among the Company and/or any of its Subsidiaries as borrowers thereunder, and any other lenders party thereto, pursuant to which the Company and/or its Subsidiaries, or any of them, may borrow, repay and reborrow money and which borrowings and other obligations arising with respect to such Credit Agreement and any other documents executed and delivered in connection therewith may be secured by Liens on any assets or properties of the Company and its Subsidiaries other than the Pledged Collateral.

                     "Credit Agreement Collateral" means any and all assets of the Company and its Subsidiaries defined as "Collateral" in the Credit Agreement Security Documents but shall in no event include any of the Pledged Collateral.

                     "Credit Agreement Loan Documents" means the Credit Agreement, each promissory note executed in connection therewith, the Credit Agreement Security Documents, the Senior Debt Intercreditor Agreement, each application of any letter(s) or credit issued under or guaranteed pursuant to the Credit Agreement, each Interest Rate Agreement executed with any lender party to the Credit Agreement and each other certificate, document or instrument executed by the Company or any Subsidiary Guarantor in connection with any of the foregoing, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "Credit Agreement Security Documents" means any security or pledge agreement or mortgage or collateral assignment entered into by the Company or its Subsidiaries as required under the Credit Agreement.

                     "Currency Agreement" means with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement (limited in amount to underlying exposure, and not for speculative purposes) to which such Person is a party or a beneficiary.

                     "Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

                     "Debt" of any Person means, without duplication:

                     (1) the principal of and premium (if any) in respect of

                     (a) indebtedness of such Person for money borrowed and

                     (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable,

                     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person,

                     (3) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

                     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

                     (5) all Redeemable Stock of such Person and, with respect to any Subsidiary of such Person, all Preferred Stock other than pay-in-kind dividends in the form of Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, not excluding any accrued dividends),

                     (6) all Hedging Obligations of such Person,

                     (7) all obligations of the type referred to in clauses
(1) through (4) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, and

                     (8) all obligations of the type referred to in clauses
(1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                     The amount of Debt of any Person at any date shall be the outstanding balance on such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

                     "Deed of Trust and Security Agreement" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date of this Indenture, between the Company, as trustor, and the Trustee, as trustee.

                     "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

                     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                     "Environmental Law" means any federal, state or local statute, regulation, ordinance or rule which pertains to environmental matters.

                     "Equity Interests" means:

                     (1) in the case of a corporation, corporate stock;

                     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

                     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

                     (5) any options, warrants and other rights to acquire or purchase any of the foregoing.

                     "Excess Cash" means, with respect to any Interest Payment Date, the sum of (A) the aggregate of all cash held by or on behalf of the Company and the Subsidiaries on the date 30 days prior to such Interest Payment Date (the "Determination Date"), (B) the net amount (which may be negative) of cash receipts minus cash disbursements (not including cash interest payments payable on the Notes) as set forth on the applicable Company Budget and (C) the aggregate of all Temporary Cash Investments owned by or on behalf of the Company and the Subsidiaries on such Determination Date.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company or any Wholly Owned Subsidiary which is neither Exchangeable Stock nor Redeemable Stock).

                     "Excluded Subsidiaries" means Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, and Sterling Pulp Chemicals, Inc., a Georgia corporation.

                     "Event of Default" shall have the meaning set forth in
Section 6.01.

                     "Fibers Assets" means any and all assets and properties owned by Sterling Fibers, Inc. and Sterling Chemicals International, Inc., including the acrylic fibers facility located in Santa Rosa County, Florida.

                     "Fiscal Year" means the twelve-month period ending on December 31; provided, however, that the Company can change the definition of Fiscal Year at any time upon 90 days written notice to the Trustee.

                     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth:

                     (1) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                     (2) in statements and pronouncements of the Financial Accounting Standards Board,

                     (3) in such other statements by such other entity as have been approved by a significant segment of the accounting profession, and

                     (4) in the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                     "Global Note" means a Note, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 and Section 2.06 hereof.

                     "Global Note Legend" means the legend set forth in
Section 2.06(d), which is required to be placed on all Global Notes issued under this Indenture.

                     "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise of such Person:

                     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                     (2) entered into for purposes of assuring in any other manner the obligee of any Debt or other obligation of any other Person of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary . The term "Guarantee" used as a verb has a corresponding meaning.

                     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement (limited in amount to underlying exposure, and not for speculative purposes).

                     "Holder" means a Person in whose name a Note is registered on the registrar's books.

                     "Incur" means issue, assume, Guarantee, create, incur, suffer to exist or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Debt.

                     "Indenture" means this Indenture, as amended or supplemented from time to time.

                     "Indirect Participant" means a Person who holds a beneficial interest in the Global Note through a Participant.

                     "Interest Payment Date" shall have the meaning set forth in paragraph 1 of the Notes.

                     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) designed to protect the Company or any Subsidiary against fluctuations in interest rates.

                     "Investment" means, with respect to any Person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), any other Person.

                     "Issue Date" means December 19, 2002, the date on which the Notes (other than Additional Notes) are originally issued.

                     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                     "Moody's" means Moody's Investors Service, Inc.

                     "Net Available Cash" from an Asset Disposition or a Sale of the Texas City Facilities means cash payments received therefrom (including, to the extent permitted, any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable of any Return of Capital or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case net of:

                     (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction,

                     (2) all payments made on any Debt to the extent secured by the assets subject to such transaction, to the extent such payments are required in accordance with the terms of any such Debt or Lien upon or other security agreement of any kind with respect to such assets (including but not limited to Debt evidenced by any Credit Agreement Loan Document), or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law be repaid out of the proceeds from such transaction,

                     (3) all distributions and other payments required to be made to any minority interest holders in Subsidiaries or joint ventures as a result of such transaction, and

                     (4) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such transaction and retained by the Company or any Subsidiary after such transaction.

                     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance of sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultants' and other fees, all payments made on any Debt to the extent secured by the assets subject to such transaction, to the extent such payments are required in accordance with the terms of any such Debt or Lien upon or other security agreement of any kind with respect to such assets (including but not limited to Debt evidenced by any Credit Agreement Loan Document), and other costs and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                     "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                     "Non-U.S. Subsidiary" means a Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

                     "Notes" has the meaning assigned to it in the preamble to this Indenture and shall include Additional Notes, if any.

                     "Obligations" has the meaning set forth in the Security Agreement.

                     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                     "Officers' Certificate" means a certificate that meets the requirements of Section 13.05 hereof signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

                     "Opinion of Counsel" means an opinion that meets the requirements of Section 13.05 hereof from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                     "Participant" means with respect to the Depositary, a Person who has an account with the Depositary.

                     "Patent Security Agreement" means the Patent Security Agreement, substantially in the form of Exhibit A to the Security Agreement.

                     "Paying Agent" shall have the meaning set forth in
Section 2.03.

                     "Permitted Debt" means:

                     (1) Debt represented by any of the Credit Agreement Loan Documents and the related Guarantees by any Subsidiary;

                     (2) Debt existing on the Issue Date (other than Debt described in Clause (1)) as listed on Schedule I;

                     (3) Refinancing Debt in respect of Permitted Debt;

                     (4) Hedging Obligations, provided, however, that with respect to Interest Rate Agreements and Currency Agreements if such Currency Agreements relate to Debt, only to the extent directly related to Debt permitted to be incurred by the Company pursuant to this Indenture; and

                     (5) Debt in an amount that does not exceed $10 million in the aggregate at any time outstanding represented by premium financing or similar deferred payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practice; and

                     (6) unsecured Debt incurred in the ordinary course of business and consistent with past practice which is not in any of the categories of Permitted Debt described above in clauses (1) through (5), inclusive, and which does not in the aggregate at any time outstanding exceed $1 million in principal amount.

                     "Permitted Holders" means:

                     (1) Resurgence Asset Management, L.L.C. or any controlled Affiliate thereof;

                     (2) any Permitted Transferee with respect to any Person covered by the preceding clause (1); or

                     (3) any savings or investment plan or employee stock ownership plan sponsored by the Company.

                     "Permitted Investment" means an Investment by the Company or any Subsidiary in:

                     (1) a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary; provided, however, that such Wholly Owned Subsidiary's or Person's primary business is reasonably related to the business of the Company and its Subsidiaries.

                     (2) Temporary Cash Investments;

                     (3) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                     (4) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

                     (5) any Person to the extent such Investment represents the noncash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.11 or (B) a Sale of the Texas City Facilities as permitted pursuant to Section 4.16;

                     (6) Investments by the Company or a Subsidiary in a Person to the extent the consideration for such Investment consists of shares of Capital Stock of the Company (other than Redeemable Stock and Capital Stock convertible into or exchangeable for Redeemable Stock of the Company);

                     (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                     (8) loans or advances to employees or to a trust for the benefit of such employees that are made in the ordinary course of business of the Company or such Subsidiary; and

                     (9) another Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is reasonably related to the business of the Company and its Subsidiaries.

                     "Permitted Liens" means:

                     (1) Liens (other than Liens securing the Credit Agreement) existing on the Issue Date and listed on Schedule II hereto.

                     (2) Liens in favor of the Collateral Agent under the Security Documents for the benefit of the Holders;

                     (3) Liens on assets securing the Credit Agreement
Collateral;

                     (4) Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate action or proceedings promptly instituted and diligently pursued and with respect to which adequate reserves in conformity with GAAP are being maintained;

                     (5) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, crews, maritime liens and other Liens imposed by law created in the ordinary course of business for amounts that are not past due or that are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

                     (6) Liens incurred for deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

                     (7) minor irregularities in title, boundaries, or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Company or any Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Issue Date (or granted by the Company or any Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value of the property of the Company or any Subsidiary or the occupation, use and enjoyment by the Company or any of its Subsidiaries of any of their respective properties in the normal course of business;

                     (8) Liens securing an obligation of a third party neither created, assumed nor Guaranteed by the Company or any Subsidiary upon lands over which easements or similar rights are acquired by the Company or any Subsidiary in the ordinary course of business of the Company or any Subsidiary;

                     (9) terminable or short term leases or permits for occupancy, which leases or permits expressly grant to the Company or any Subsidiary the right to terminate them at any time on not more than six months' notice and which occupancy does not interfere with the operation of the business of the Company or any Subsidiary;

                     (10) any Lien or privilege arising solely by operation of law and vested in any lessor, licensor or permittor on personal property located on premises leased by the Company or any Subsidiary, for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits;

                     (11) Liens or privileges of any employee of the Company or any Subsidiary for salary or wages earned but not yet payable;

                     (12) any obligations or duties affecting any of the property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not impair the use of such property for the purposes for which it is held;

                     (13) Liens on property that is the subject of capital projects between the Company and a third party that has a production, operating or similar agreement with the Company; provided, however, that such Liens are expressly limited to the assets directly financed by such third party;

                     (14) Liens (other than Liens securing the Credit Agreement) upon property or assets acquired by the Company after the Issue Date; provided, however, that such Liens do not extend to any property or assets other than such acquired property or assets and such Liens do not attach to any of the assets constituting the Pledged Collateral;

                     (15) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

                     (16) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

                     (17) Liens (other than Liens securing the Credit Agreement) securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person used in the business of the Company, to the extent such Debt is otherwise permitted by this Indenture;

                     (18) Liens with respect to the so called "greenbelt" or "buffer zone" properties, for as long as those properties are used solely for "greenbelt" or buffer zone" purposes;

                     (19) leases and ground leases of underutilized or vacant properties of the Company or any Subsidiary to third parties with which the Company has a production, co-production, co-generation, operating or other arrangement or to third party providers of energy or raw materials in the ordinary course of business of the Company or a Subsidiary, provided such leases do not materially interfere with the operation of the business of the Company or any Subsidiary or materially diminish the value of the PP&E;

                     (20) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens are not violated by the existing PP&E and do not, in the aggregate, materially diminish the value of the PP&E;

                     (21) the burdens of any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

                     (22) extensions, renewals, modifications or replacements of any Lien referred to in clauses (1) through (21) of this definition, provided that such Lien is otherwise permitted by the terms hereof and, with respect to Liens securing Debt, no extension or renewal Lien shall (A) secure more than the amount of the Debt or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed; and

                     (23) Liens incurred in the ordinary course of business of the Company and its Subsidiaries that do not secure Debt and which have a value that in the aggregate does not exceed $5.0 million at any one time outstanding.

                     "Permitted Transferee" means with respect to any Person:

                     (1) in the case of an entity, any Affiliate of such Person; and

                     (2) in the case of an individual, any person related by lineal or collateral consanguinity to such individual or to the spouse of such individual (adopted persons shall be considered the natural born child of their adoptive parents).

Lineal consanguinity is that relationship that exists between persons of whom one is descended (or ascended) in a direct line from the other, as between son, father, grandfather and great-grandfather. Collateral consanguinity is that relationship that exists between persons who have the same ancestors, but who do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin, in each case to whom such Person has transferred common stock of the Company.

                     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                     "Pledged Collateral" means any assets of the Company or any Subsidiary Guarantor defined as "Trust Premises", "Collateral" and "Patent Collateral" in the Security Documents.

                     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                     "PP&E" means the real property, production facilities and certain related general intangibles and other assets currently owned by the Company and its Subsidiaries, a first lien priority lien on which will secure the Notes and the Subsidiary Guarantees, as provided in the Security Documents.

                     "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Notes or is redeemable at the option of the Holder thereof without regard to the occurrence of any contingency at any time on or prior to the Stated Maturity of the Notes.

                     "Registrar" shall have the meaning set forth in Section
2.03.

                     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                     "Refinancing Debt" means Debt that Refinances any Debt of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Debt that Refinances Refinancing Debt; provided, however that:

                     (1) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced,

                     (2) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

                     (3) such Refinancing Debt has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced, and

                     (4) with respect to any Refinancing Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Debt being so Refinanced;

provided, further, however, that Refinancing Debt shall not include Debt of a Subsidiary (other than a Wholly Owned Subsidiary which is also a Subsidiary Guarantor) that Refinances Debt of the Company.

                     "Required Environmental Capital Expenditure" means a Capital Expenditure made by the Company or a Subsidiary to comply with an Environmental Law the noncompliance of which is reasonably likely to (a) have a material adverse effect on the Company and its Subsidiaries or (b) materially impair the ability of the Company and its Subsidiaries to operate its business in any material respect in the jurisdiction in which such compliance is required.

                     "Responsible Officer" means, (a) when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and
(b) when used with respect to the Company, any Officer of the Company.

                     "Restricted Payment" shall have the meaning set forth in
Section 4.08.

                     "Return of Capital" means, with respect to any Equity Interest, any sums paid on or in respect of such Equity Interest (1) in redemption of, or in exchange for, such Equity Interest or (2) in connection with a partial or total liquidation or dissolution of the issuer of such Equity Interest.

                     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person (other than the Company or a Wholly Owned Subsidiary which is also a Subsidiary Guarantor) and the Company or Subsidiary leases it from such Person.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Security Agreement" means the Security Agreement, dated the date of this Indenture, among the Borrowers and National City Bank, as Collateral Agent and Indenture Trustee, pursuant to which the Borrowers have granted to the holders of the Notes, a first priority perfected security interest in certain of the Pledged Collateral.

                     "Security Documents" means, collectively, all of the agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Pledged Collateral, including, the Security Agreement, the Deed of Trust and Security Agreement, the Subsidiary Guarantees, the Patent Security Agreement and the Senior Debt Intercreditor Agreement, as any of the foregoing agreements may be amended, modified or supplemented from time to time.

                     "Senior Debt Intercreditor Agreement" means the Intercreditor Agreement, dated December 19, 2002, between The CIT
Group/Business Credit, Inc., as administrative agent for the lenders party to the Credit Agreement, and the Trustee, for the benefit of the Holders, as such agreement may be amended, modified or supplemented from time to time.

                     "S&P" means Standard & Poor's Ratings Group.

                     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security or Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

                     "Sterling Chemicals Marketing, Inc." means Sterling Chemicals Marketing, Inc., a Barbados corporation and a Wholly Owned Subsidiary of the Company.

                     "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or hereafter Incurred) which is subordinate or junior in right of payment to the Notes.

                     "Subsidiary" means any corporation, association, partnership or other business entity of which than more 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof at the time is owned or controlled, directly or indirectly, by:

                     (1) the Company,

                     (2) the Company and one or more Subsidiaries, or

                     (3) one or more Subsidiaries

;provided, however, that the Excluded Subsidiaries shall not be deemed to be Subsidiaries until the date of any breach of a covenant contained in Section 4.21.

                     "Subsidiary Guarantees" means the guarantees of the Notes by the Subsidiary Guarantors.

                     "Subsidiary Guarantors" means (1) Sterling Chemicals Energy, Inc., (2) any other entity that at any time after the Issue Date becomes a Subsidiary of the Company (other than Sterling Chemicals Marketing, Inc. but only for so long as it is a Non-U.S. Subsidiary), and (3) all of the Excluded Subsidiaries if there is any breach of a covenant contained in
Section 4.21.

                     "Tangible Property" means all land, buildings, machinery and equipment.

                     "Temporary Cash Investments" means any of the following:

                     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

                     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor,

                     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

                     (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,

                     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, and

                     (6) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least "A-1" and "P-1" by S&P and Moody's, respectively.

                     "Texas City Facilities" means the petrochemicals production facilities that are located at Texas City, Texas.

                     "Texas City Facilities Subsidiary" means the Company and any other Affiliate that may hereafter own the Texas City Facilities.

                     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                     "Trustee" means National City Bank, as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                     "Wholly Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or another Wholly Owned Subsidiary.

Section 1.02. Other Definitions.
              -----------------

                                                                                                                       Defined in
                                                             Term                                                       Section
                                                             ----                                                       -------
                 "Affiliate Transaction".................................................................                 4.12
                 "Asset Sale Offer"......................................................................                 3.09
                 "Change of Control Offer"...............................................................                 4.15
                 "Change of Control Payment".............................................................                 4.15
                 "Change of Control Payment Date"........................................................                 4.15
                 "Covenant Defeasance"...................................................................                 8.03
                 "DTC"...................................................................................                 2.03
                 "ESOP"..................................................................................                 4.08
                 "Event of Default"......................................................................                 6.01
                 "Leases"................................................................................                10.06
                 "Legal Defeasance"......................................................................                 8.02
                 "Offer Amount"..........................................................................                 3.09
                 "Offer Period"..........................................................................                 3.09
                 "Paying Agent"..........................................................................                 2.03
                 "Payment Default".......................................................................                 6.01
                 "Permitted Debt"........................................................................                 4.10
                 "Purchase Date".........................................................................                 3.09
                 "Registrar".............................................................................                 2.03
                 "Restricted Payments"...................................................................                 4.08
                 "Sale of the Texas City Facilities".....................................................                 4.16
                 "Successor Company".................................................................                     5.01
                 "Tax Refund"..............................................................................               4.21


Section 1.03. Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

                     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                     The following TIA terms used in this Indenture have the following meanings:

                     "indenture securities" means the Notes;

                     "indenture security Holder" means a Holder of a Note;

                     "indenture to be qualified" means this Indenture;

                     "indenture trustee" or "institutional trustee" means the Trustee; and

                     "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

                     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

                     Unless the context otherwise requires:

                     (a) a term has the meaning assigned to it;

                     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                     (c) "or" is not exclusive;

                     (d) words in the singular include the plural, and in the plural include the singular;

                     (e) provisions apply to successive events and transactions; and

                     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

                     (g) the word "including" means including without limitation and the terms "include" or "includes" shall have correlative meanings.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01. Form and Dating.
              ---------------

                     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                     (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and redemptions and the issuance of Additional Notes. Any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in the records of the Trustee or the Custodian, at the direction of the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or, in the case of the issuance of Additional Notes, in accordance with an Authentication Order delivered by the Company.

Section 2.02. Execution and Authentication.
              ----------------------------

                     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to (i) the aggregate principal amount stated in paragraph 4 of the Notes and (ii) the aggregate principal amount of any Additional Notes to be issued in lieu of payment of interest on the Notes in cash upon delivery of an Authentication Order as specified in the first paragraph of Section 4.01 hereof. In the event of the issuance of any Additional Notes in respect of payment of interest on the Global Note, the Trustee shall notify the Depositary of an increase in the amount of the Global Note and record the amount of any increase in the aggregate principal amount of the Global Note to reflect the issuance of any such Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate of the amounts of Notes originally issued pursuant to clauses (i) or (ii) of the first sentence of this paragraph except as provided in Section 2.07 hereof.

                     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.
              --------------------------

                     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes (including Additional Notes) and of their transfer and exchange. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.
              -----------------------------------

                     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Lists.
              -----
                     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA
Section 312(a).

Section 2.06. Transfer and Exchange.
              ---------------------

                     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or that the Depositary is no longer a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or
(iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in accordance with its customary procedures. In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.06 and 2.07 hereof. Except as otherwise provided in this Section 2.06(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note and owners of interests in Global Notes will not have Notes registered in their names, will not receive physical delivery of Definitive Notes and will not be considered the registered owners or Holders thereof under this Indenture for any purpose. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06.

                     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and Applicable Procedures.

         (i) Beneficial Interests in the Global Note for a Beneficial Interest in the Global Note. Beneficial interests the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) Beneficial Interests in Global Notes to Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(c) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(e) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (iii) Definitive Notes to Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

                     (c) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

                     (d) Legend. The following legends shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                     (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

                     (f) General Provisions Relating to Transfers and
Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.15, 4.16 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
         (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.
              -----------------

                     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If reasonably required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

                     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.
              -----------------

                     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.
              --------------

                     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.
              ---------------

                     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.
              ------------

                     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, repayment or cancellation. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.
              ------------------

                     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the applicable rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Exemption From Federal and
              State Law Securities Registration Requirements.
              ----------------------------------------------

                     The Notes are issued pursuant to Section 1145 of the Bankruptcy Code. The Notes may be sold by a Holder who is not an "underwriter" as that term is used in Section 1145(b) of the Code publicly (whether through a broker or not) or in privately negotiated transactions, in each case, without registration under federal or state law.

                                  ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.
              ------------------

                     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.
              ---------------------------------

                     If less than all of the Notes are to be redeemed, or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.
              --------------------

                     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                     The notice shall identify the Notes to be redeemed and shall state:

                     (a) the redemption date;

                     (b) the redemption price;

                     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                     (d) the name and address of the Paying Agent;

                     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.
              ------------------------------

                     Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05. Deposit of Redemption Price.
              ---------------------------

                     At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.
              ----------------------

                     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.
              -------------------

                     (a) The Company shall have the option to redeem the Notes, in whole or in part, at any time on not less than 30 days' prior notice at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

                     (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.
              --------------------

                     The Company shall not be required to make mandatory redemption, sinking fund payments or repurchases with respect to the Notes, except as specified in Sections 4.11, 4.15 and 4.16 hereof.

Section 3.09. Offer to Purchase by Application of Net Available Cash.
              ------------------------------------------------------

                     In the event that, pursuant to Section 4.11 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

                     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than 5 Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee, with sufficient copies for delivery by the Trustee to each Holder. The Trustee shall promptly send the notice to each of the Holders by first class mail. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

                     (b) the Offer Amount, the purchase price and the Purchase Date;

                     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least 3 days before the Purchase Date;

                     (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.        Payment of Notes.
                     ----------------

                     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for payment of and sufficient to pay all principal, premium, if any, and interest then due. On any Interest Payment Date occurring on or prior to the date that is two (2) years after the Issue Date, at the discretion of the Company, the Company may elect to pay interest (and only interest) in Additional Notes in lieu of the payment of cash in the amount of the interest due and payable on such Interest Payment Date, by executing and delivering to the Trustee for authentication, together with an Authentication Order given not less than 15 days nor more than 60 days prior to such Interest Payment Date for the authentication and delivery of, Additional Notes in an aggregate principal amount equal to 133.75% of the amount of such interest otherwise payable in cash; and the Trustee in accordance with such Authentication Order shall authenticate and deliver to the Holder of record on the related record date (as specified on the face of the Notes) such Additional Notes requested in such Authentication Order, and the due issuance of such Additional Notes shall constitute full payment of such interest; provided, however, that (a) the Company shall not issue Additional Notes to pay interest in lieu of cash on any Interest Payment Date if Excess Cash, minus the aggregate amount of loans outstanding under the Credit Agreement, for such Interest Payment Date, less the amount of interest payable in cash on such Interest Payment Date on the Notes, is at least $15 million; (b) interest shall not so be payable in Additional Notes in lieu of cash on any Interest Payment Date occurring after the date two years after the Issue Date; and (c) in lieu of the issuance to any particular Holder of an Additional Note the principal amount of which would exceed the largest integral multiple of $1,000 which is less than or equal to such principal amount, the Company shall pay the amount of such excess in cash to such Holder.

                     If the Company elects to pay interest in the form of Additional Notes as provided in the immediately preceding paragraph, the Company shall deliver to the Trustee, with sufficient copies for delivery by the Trustee to each Holder, at least 15 days and no more than 60 days prior to the relevant Interest Payment Date, notice stating (i) that the Company has elected to pay interest on such Interest Payment Date in the form of Additional Notes having an aggregate principal amount equal to 133.75% of the amount of interest otherwise payable in cash on such Interest Payment Date (except that, in lieu of the issuance to any particular Holder of an Additional Note the principal amount of which would exceed the largest integral multiple of $1,000 which is less than or equal to such principal amount, the Company shall pay the amount of such excess in cash to such Holder); (ii) the amount of interest payable in Additional Notes per $1,000 aggregate principal amount of Notes (without giving effect to clause (c) of the proviso to the last sentence of the immediately preceding paragraph); and
(iii) the Interest Payment Date on which such interest is due.

                     All Additional Notes shall be issued in the same series and as part of the same class as the Notes originally issued (or previously issued as Additional Notes) pursuant to this Indenture, and all Holders of Additional Notes shall be treated as Holders of Notes for any and all purposes of any action of Holders or otherwise pursuant to this Indenture except as may otherwise be required by law. Any such Additional Notes shall be governed by this Indenture and the terms of each such Additional Note shall be identical to the terms of the Notes except with respect to, as the case may be, the designation of such Additional Note (which may (but need not) indicate the Interest Payment Date of its original issuance), its aggregate principal amount, its CUSIP number or other required identifications, any required legends (including with respect to taxation) and the date from which interest accrues and except as may otherwise be required by law.

                     The Company shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes; it shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate.

Section 4.02. Maintenance of Office or Agency.
              -------------------------------

                     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

Section 4.03. Reports.
              -------

                     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company, for so long as it is permitted to do so, shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

Section 4.04. Compliance Certificate.
              ----------------------

                     (a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Notes and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, the Notes or the Security Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 days after the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.
              -----

                     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.
              ------------------------------

                     The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Dividends.
              -----------------------

                     The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to declare or pay any dividend or make any other payment or distribution on or in respect of the Capital Stock of the Company or any Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary) or similar payment to the direct or indirect holders of the Capital Stock of the Company or any Subsidiary, except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and dividends or other distributions payable solely to the Company or a Wholly Owned Subsidiary).

Section 4.08. Limitation on Restricted Payments.
              ---------------------------------

                     The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to:

                               (1) purchase, redeem or otherwise acquire or
                     retire for value any Capital Stock of the Company, any direct or indirect parent of the Company or any Subsidiary (other than any such Capital Stock owned by the Company or any Wholly Owned Subsidiary);

                               (2) purchase, repurchase, redeem, defease or
                     otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

                               (3) make any Investment in any Person (other
                     than a Permitted Investment);

                  (any such purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment").

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the provisions of the foregoing paragraph shall not prohibit:

                               (1) any purchase or redemption of Subordinated
                     Obligations of the Company or any Subsidiary Guarantor from Net Available Cash to the extent permitted under
                     Section 4.11 or 4.16 hereof;

                               (2) payments in the form of Capital Stock of
                     the Company to any employee stock ownership plan of the Company ("ESOP") on behalf of the employees of the Company or its Subsidiaries; provided, however, that all such payments by the Company and its Subsidiaries may not exceed, during any fiscal year, 10% of the aggregate compensation expense during such fiscal year attributable to employees of the Company and its Subsidiaries who are eligible to participate in the ESOP; or

                               (3) to the extent required by Section
                     409(h)(l)(B) of the Code and the regulations thereunder, a payment by the Company to the ESOP or directly to the participants and beneficiaries of the ESOP to be used to repurchase shares of Capital Stock of the Company distributed to the participants and beneficiaries of the ESOP.

Section 4.09. Limitation on Restrictions on Distributions from Subsidiaries.
              -------------------------------------------------------------

                     The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                               (1) pay dividends or make any other
                     distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary;

                               (2) make any loans or advances to the Company
                     or any other Subsidiary; or

                               (3) transfer any of its property or assets to
                     the Company or any other Subsidiary; except:

                     (A) any encumbrance or restriction pursuant to this Indenture or pursuant to the issuance of the Notes or any of the Credit Agreement Loan Documents (as in effect on the Issue Date);

                     (B) solely with respect to a Subsidiary acquired by the Company after the Issue Date, any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt Incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

                     (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (A) or (B) above or contained in any amendment to an agreement referred to in clause (A) or (B) above; provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Subsidiary contained in such agreements,

                     (D) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or other customary non-assignment provisions in contracts (other than contracts that constitute Debt) entered into the ordinary course of business to the extent such provisions restrict the transfer of the assets subject to such contracts;

                     (E) in the case of clause (3) above, restrictions contained in security agreements or mortgages securing Debt of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                     (F) encumbrances or restrictions imposed by operation of applicable law; and

                     (G) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

Section 4.10. Limitation on Debt.
              ------------------

                     (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, Incur any Debt, except:

                               (1) Debt represented by the Notes and the
                     related Subsidiary Guarantees;

                               (2) Debt of the Company owed to and held by a
                     Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company; and

                               (3) Permitted Debt.

                     (b) Notwithstanding paragraph (a) the Company and its Subsidiaries shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations.

Section 4.11. Asset Sales.
              -----------

                     The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                               (1) the Company or the Subsidiary receives
                     consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents; and

                               (2) an amount equal to 100% of the Net
                     Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

                     (A) first, at the Company's election to the investment by the Company in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors) will be used in the business of the Company or a Owned Subsidiary existing on the date of original issuance of the Notes or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

                     (B) second, to the extent of the balance of such Net Available Cash after application and in accordance with clause (A), to make an offer to purchase Notes pursuant to and subject to the conditions contained in Section 3.09 hereof; and

                     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
         (B) to the acquisition by the Company or any Wholly Owned Subsidiary of Tangible Property or the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company or Debt of any Wholly Owned Subsidiary (in either case other than Debt owed to the Company or an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (C) above is consummated.

                     Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash (other than any such Net Available Cash comprised of Credit Agreement Collateral) shall be invested in Temporary Cash Investments.

                     For the purposes of this Section 4.11, the following are deemed to be "cash equivalents":

                               (1) the express assumption of Debt of the
                     Company or any Subsidiary (other than the Notes) and the release of the Company or any Subsidiary from all liability on such Debt; and

                               (2) securities received by the Company or any
                     Subsidiary that are converted by the Company or any Subsidiary into cash within 60 days of the receipt of such securities.

                     In the event of an Asset Disposition that requires the purchase of the Notes pursuant to clause (2)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest, if any, in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (2)(C) above. The Company shall not be required to make such an offer to purchase Notes pursuant to this Section 4.11 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

                     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.11 by virtue of such conflict and compliance.

Section 4.12. Limitation on Transactions with Affiliates.
              ------------------------------------------

                     The Company will not, and will not permit any of the Subsidiaries to, except as otherwise expressly permitted herein, do any of the following (each, an "Affiliate Transaction"):

                     (a) make any Investment in an Affiliate of the Company which is not a Subsidiary Guarantor, other than the Investments in Sterling Chemicals Marketing, Inc. in existence on the Issue Date and listed on
Schedule III;

                     (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Company which is not a Subsidiary Guarantor;

                     (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Company which is not a Subsidiary Guarantor;

                     (d) repay any Indebtedness to any Affiliates of the Company which is not a Subsidiary Guarantor; or

                     (e) enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate of the Company which is not a Subsidiary Guarantor (including guaranties and assumptions of obligations of any such Affiliate);

except for (i) transactions in the ordinary course of business on a basis no less favorable to the Company or no more favorable to such Affiliate as would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, (ii) any Restricted Payment permitted to be made or any Permitted Investment (other than a Permitted Investment described in clause 1, 6 or 9 of the definition thereof) not prohibited pursuant to Section 4.08 hereof and
(iii) payment of salaries and other compensation to, or the making of loans or advances to, officers, directors of the Company or any of the Subsidiaries in the ordinary course of business.

Section 4.13. Liens.
              -----

                     The Company shall not, and shall not permit any of its Subsidiaries to Incur or become effective any Lien upon any of its property or assets, now owned or hereafter acquired, other than Permitted Liens.

Section 4.14. Corporate Existence.
              -------------------

                     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Offer to Repurchase Upon Change of Control.
              ------------------------------------------

                     (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or, if elected by such Holder, any part selected by such Holder (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest, due on the relevant interest payment date) (the "Change of Control Payment").

                     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                               (1) that a Change of Control has occurred and
                     that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); (2) the material circumstances and facts regarding such Change of Control (including, without limitation, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (4) that any Note not tendered will continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof..

                     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict and compliance.

Section 4.16. Sale of the Texas City Facilities.
              ---------------------------------

                     The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate a sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of the Texas City Facilities or the Capital Stock of the Texas City Facilities Subsidiary (each, a "Sale of the Texas City Facilities"), except in compliance with the following provisions:

                               (1) The Net Available Cash or Net Cash
                     Proceeds, as applicable, from such transaction must be sufficient at the proposed repurchase date to purchase all of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the repurchase date, according to the procedures set forth in Section 4.15; and

                               (2) An amount equal to any Net Available Cash
                     or Net Cash Proceeds, as applicable, from the Sale of the Texas City Facilities shall, concurrently with the closing of such sale, be deposited with the Collateral Agent, who will hold such amount pending its application to satisfy the obligations of the Company to purchase the Notes. To the extent that funds remain after the purchase of the Notes, such excess amounts and any interest thereon, if any, shall be returned to the Company. Pending such application of such amounts or return of excess amounts to the Company, the Collateral Agent shall invest such amounts at the Company's direction in Temporary Cash Investments, provided that the maturity of those investments is prior to the repurchase date of the Notes.

Section 4.17. Limitation on the Sale or Issuance
              of Capital Stock of Subsidiaries.
              --------------------------------

                     The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Subsidiary, and shall not permit any Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

                               (1) to the Company or a Wholly Owned
                     Subsidiary;

                               (2) if, immediately after giving effect to such
                     issuance, sale or other disposition, such Subsidiary remains a Subsidiary; or

                               (3) if all shares of Capital Stock of such
                     Subsidiary are sold or otherwise disposed of; provided, however, that in connection with any sale pursuant to this clause (3), the Company may retain no more than 10% of the outstanding Capital Stock of the Subsidiary being sold as a portion of the purchase price in connection with such sale. In connection with any such sale or disposition of Capital Stock, the Company or any such Subsidiary shall comply with the provisions of Section 4.11, 4.15 or 4.16, as applicable.

Section 4.18. INTENTIONALLY OMITTED.
              ---------------------

Section 4.19. Additional Subsidiaries
              -----------------------

                     If any Subsidiary is formed or acquired after the date of this Indenture by the Company or any of its Subsidiaries, the Company will notify the Trustee in writing thereof not later than the fifth Business Day after the date on which such Subsidiary is formed or acquired. If (i) any Subsidiary is formed or acquired after the date of this Indenture by the Company or any of its Subsidiaries or (ii) there is a breach of any of the covenants contained in Section 4.21, the Company will (a) cause such new Subsidiary or the Excluded Subsidiaries to execute and deliver a Subsidiary Guarantee and deliver an Opinion of Counsel, (b) cause such new Subsidiary to become a party to, or the Excluded Subsidiaries to become parties to, each applicable Security Document in the manner provided therein in each case not later than, in the case of a new Subsidiary, the fifth Business Day after the date on which such new Subsidiary is formed or acquired, and, in the case of the Excluded Subsidiaries, the fifth Business Day after the date on which the Company becomes aware of any such breach, (c) cause such Subsidiary to become a party to, or the Excluded Subsidiaries to become parties to, and be bound by the terms of this Indenture and (d) promptly take such actions to create and perfect Liens on such Subsidiary's or the Excluded Subsidiaries' assets which are of the same type as the Pledged Collateral to secure the Obligations.

Section 4.20. Capital Expenditures.
              --------------------

                     Other than Required Environmental Capital Expenditures, the Company shall not permit the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed the amount set forth below opposite such Fiscal Year:

                       Fiscal Year           Amount
                       -----------           ------
                          2003            $26,125,000
                          2004            $34,000,000
                          2005            $34,625,000
                          2006            $33,875,000
                          2007            $30,625,000
                          2008            $28,000,000
                          2009            $25,000,000

provided, however, that if Capital Expenditures for any Fiscal Year are less than the amount set forth above for such Fiscal Year, the amount of the deficiency shall be carried forward and the amount set forth above for the subsequent Fiscal Year shall be increased by the amount of the deficiency from the prior Fiscal Year.

Section 4.21. Excluded Subsidiaries
              ----------------------

                     (a) The Company shall cause Sterling Canada, Inc. not to engage in any activity other than (i) collecting account receivables generated prior to the Issue Date, (ii) distributing the proceeds of such account receivables to the Company or Superior Propane, Inc. in accordance with the terms of the Asset and Stock Purchase Agreement, dated as of November 13, 2002, among the Company, Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Sterling Chemicals Acquisitions, Inc. and Superior Propane, Inc. and receiving a tax refund owed to it by the United States of America (the "Tax Refund"), (iii) distributing the Tax Refund to the Company and (iv) taking only such other actions as are necessary to effectuate its winding up and dissolution.

                     (b) The Company shall cause each of Sterling Pulp Chemicals US, Inc. and Sterling Pulp Chemicals, Inc. not to engage in any activity other than (i) collecting account receivables generated prior to the Issue Date, (ii) distributing the proceeds of such account receivables to the Company or Superior Propane, Inc. in accordance with the terms of the Asset and Stock Purchase Agreement, dated as of November 13, 2002, among the Company, Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Sterling Chemicals Acquisitions, Inc. and Superior Propane, Inc. and (iii) taking only such other actions as are necessary to effectuate its winding up and dissolution.

                     (c) The Company shall dissolve the Excluded Subsidiaries prior to June 19, 2003.


                                  ARTICLE 5
                                  SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.
              ---------------------------------------

                     The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person unless:

                     (1) the resulting, surviving or transferee Person (the "Successor Company") is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Notes;

                     (2) immediately after giving effect to such transaction (and treating any Debt which is or becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

                     (3) immediately after giving effect to such transaction, the Successor Company has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction minus any costs incurred in connection with the transaction; and

                     (4) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Section 5.02. Successor Corporation Substituted.
              ---------------------------------

                     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, lease, conveyance or other disposition the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.
              -----------------

                     An "Event of Default" means:

                     (1) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                     (2) a default in the payment of the principal of or premium on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise;

                     (3) the failure by the Company to comply with its obligations pursuant to Sections 4.07, 4.08, 4.21 or 5.01 hereof or a default by a Subsidiary Guarantor under any Subsidiary Guarantee;

                     (4) the failure by the Company to observe or perform any of its obligations under Sections 4.11, 4.15 or 4.16 (in each case, other than a failure to purchase Notes), or under Sections 4.03, 4.09, 4.10, 4.12 or 4.20 of this Indenture for 30 days after receipt by the Company of a written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                     (5) the failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes or any Security Document for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                     (6) a default under any mortgage, indenture or instrument (including the Security Documents) under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date hereof, which default:

                     (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("Payment Default"); or

                     (b) results in the acceleration of such Debt prior to its express maturity; and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                     (7) (i) the repudiation by the Company or any Subsidiary of any of its respective obligations under any of the Security Documents; (ii) the unenforceability of any of the Security Documents against the Company or any Subsidiary in any material respect for any reason which, in such case, shall continue unremedied for 30 days after the earlier of the date on which
(A) a Responsible Officer of the Company becomes aware of such repudiation or unenforceability or (B) a written notice thereof shall have been given to the Company by the Trustee or the Holders of a majority in aggregate principal amount of the Notes then outstanding; or (iii) the loss of the perfection or priority of any material portion of the Liens granted by the Company or a Subsidiary pursuant to the Security Documents for any reason (other than as permitted in this Indenture, the Security Documents or as otherwise agreed to by the Trustee and Holders of a majority in aggregate principal amount of the Notes then outstanding);

                     (8) any final non-appealable judgment or decree not covered by insurance or as to which the insurance carrier has denied responsibility for the payment of money in excess of $5.0 million is rendered against the Company or any Subsidiary and is not discharged and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

                     (9) The Company or any of its Subsidiaries, pursuant to or within the meaning of Bankruptcy Law:

         (i) commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

         (iv) makes a general assignment for the benefit of its creditors, or

         (v) generally is not paying its debts as they become due;

                     (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Subsidiaries in an involuntary case;

         (ii) appoints a custodian of the Company or any of its Subsidiaries for all or substantially all of the property of the Company or any of its Subsidiaries; or

         (iii) orders the liquidation of the Company or any of its Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; or

                     (11) any Subsidiary disavows any of its obligations under its Guarantee of the Obligations.

Section 6.02. Acceleration.
              ------------

                     If any Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 6.01 hereof) occurs and is continuing, the Trustee may and, if instructed in writing by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, shall declare all the principal of and accrued but unpaid interest on the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable. If an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs with respect to the Company or any of its Subsidiaries, the principal of and accrued but unpaid interest on all the Notes shall ipso facto become and be immediately due and payable immediately without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.
              --------------

                     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.
              -----------------------

                     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.
              -------------------

                     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if, subject to
Section 7.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.
              -------------------

                     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                     (2) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have requested the Trustee to pursue the remedy;

                     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                     (5) Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the Notes then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

                     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.
              ---------------------------------------------

                     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien granted under the Security Documents upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.
              --------------------------

                     If an Event of Default specified in Section 6.01(1) or
(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.
              --------------------------------

                     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.
              ----------

                     If the Trustee collects any money pursuant to this
Article VI, it shall pay out the money in the following order:

                     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.
              ---------------------

                     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7
                                    TRUSTEE

Section 7.01. Duties of Trustee.
              -----------------

                     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                     (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this
         Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Section 7.02. Rights of Trustee.
              -----------------

                     (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.
              ----------------------------

                     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.
              --------------------

                     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.
              ------------------

                     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.
              ------------------------------------------

                     On or before March 1 of each year beginning with March 1, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.
              --------------------------

                     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except, solely as it pertains to such claim, to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                     The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.
              ----------------------

                     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                     (a) the Trustee fails to comply with Section 7.10 hereof;

                     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                     (c) a custodian or public officer takes charge of the Trustee or its property; or

                     (d) the Trustee becomes incapable of acting.

                     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.
              --------------------------------

                     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation shall be otherwise qualified and eligible under this Article.

Section 7.10. Eligibility; Disqualification.
              -----------------------------

                     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a direct or indirect wholly-owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

                     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
              --------------------------------------------------------

                     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.
              ------------------------------

                     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section
8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.
              -------------------

                     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the provisions of Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19 and 4.20 hereof and clause (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof or Sections 6.01(9) or 6.01(10) (with respect only to the Subsidiaries) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.
              ------------------------------------------

                     The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                     In order to exercise either Legal Defeasance or Covenant
Defeasance:

                     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(9) or 6.01(10) hereof is concerned and pertains to the Company, at any time in the period ending on the 91st day after the date of deposit;

                     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations
              to be Held in Trust; Other Miscellaneous Provisions.
              ---------------------------------------------------

                     Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.
              --------------------

                     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.
              -------------

                     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.
              -----------------------------------

                     Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee (or the Collateral Agent or other representative of the Holders under any Security Document) may amend or supplement this Indenture, the Notes (including any notation or endorsement thereon) or any of the Security Documents or Subsidiary Guarantees without the consent of any Holder of a Note:

                     (1) to cure any ambiguity, omission, defect or inconsistency;

                     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                     (3) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Subsidiary Guarantor pursuant to Article 5 or Article 11 hereof;

                     (4) to add to the covenants of the Company and its Subsidiaries hereunder for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

                     (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

                     (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                     (7) to allow any Subsidiary Guarantor to execute a supplemental indenture with respect to the Notes.

                     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Document, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or Security Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or Security Document that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.
              --------------------------------

                     Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.11, 4.15 and 4.16 hereof), the Notes or any of the Security Documents or Subsidiary Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Security Document or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

                     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Document or Subsidiary Guarantee, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or Security Document or Subsidiary Guarantee unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or Security Document or Subsidiary Guarantee.

                     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                     After an amendment, supplement or waiver under this
Section 9.02 or Section 9.01 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or Security Document or Subsidiary Guarantee or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or any of the Security Documents or Subsidiary Guarantee. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                     (a) reduce the principal amount of or premium on Notes whose Holders must consent to an amendment, supplement or waiver;

                     (b) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

                     (c) reduce the principal of or premium on or extend the Stated Maturity of any Note;

                     (d) alter or waive any of the provisions with respect to the redemption or repurchase of the Notes except as provided above with respect to Sections 3.09, 4.11, 4.15 and 4.16 hereof;

                     (e) make any Note payable in money other than that stated in the Notes;

                     (f) impair the right of any Holder of the Notes to receive payment of principal of, premium, if any, on and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                     (g) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                     (h) make any change in Section 6.04 or 6.07 hereof or in this sentence;

                     (i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                     (j) deprive any of the Holders of the benefit of the Liens created by the Security Documents except in accordance with the terms of the Security Documents.

Section 9.03. Compliance with Trust Indenture Act.
              -----------------------------------

                     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.
              ---------------------------------

                     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.
              --------------------------------

                     If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.
              -------------------------------

                     The Trustee shall sign any amended or supplemental indenture or Security Document authorized pursuant to this Article 9 if the amendment, supplement or Security Document does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture or Security Document or Subsidiary Guarantee unless the Board of Directors authorizes it. In executing any amended or supplemental indenture or Security Document or Subsidiary Guarantee, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Document is authorized or permitted by this Indenture.

                                  ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01. Security Documents.
               ------------------

                     The due and punctual payment and performance of the Obligations shall be secured as provided in the Security Documents which the Company and all of its Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent and the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral (subject to Permitted Liens), in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens.

Section 10.02. Recording and Opinions.
               ----------------------

                     (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture a letter stating that it is entitled to rely on an Opinion of Counsel stating that in the opinion of such counsel all action has been taken with respect to the delivery of all financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Documents.

                     (b) The Company shall furnish to the Collateral Agent and the Trustee on September 30 in each year beginning with September 30, 2003 an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                     (c) The Company shall otherwise comply with the provisions of TIA Section 314(b).

Section 10.03. Release of Pledged Collateral.
               -----------------------------

                     (a) Subject to subsections (b), (c) and (d) of this
Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Disposition or a Sale of the Texas City Facilities (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Disposition or a Sale of the Texas City Facilities, the Company shall comply with Section 4.11 or Section 4.16, as applicable. Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                     (b) No Pledged Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

                     (c) No release of Pledged Collateral pursuant to the provisions of the Security Documents shall be effective as against the Holders of Notes if such release shall have been given at any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent.

                     (d) The release of any Pledged Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Security Documents. To the extent applicable, the Company shall cause TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04. Certificates of the Company.
               ---------------------------

                     The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Security Documents, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05. Certificates of the Trustee.
               ---------------------------

                     In the event that the Company wishes to obtain a release of any Pledged Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and Sections 10.02 and 10.03 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.02(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Attornment.
               ----------

                     To the extent expressly required under the leases in existence on the Issue Date, the Trustee, on behalf of the Holders of the Notes, hereby acknowledges and agrees that the Liens granted pursuant to the Security Documents are subject to the rights of certain lessees under such leases (and expressly required thereunder) and will be subject to the rights of lessees under any leases entered into by the Company or any Subsidiary Guarantor after the date hereof which are permitted pursuant to this Indenture (collectively, the "Leases") subject to the express rights contained in the applicable lease. The rights of the tenants under the leases to the leased premises shall not be unreasonably affected by the exercise by the Trustee (or the Collateral Agent or other representative of the Holders under any Security Document) of any of their rights under this Indenture or any of the Security Documents, nor shall any such tenant be in any other way deprived of its rights under the applicable lease except in accordance with the terms of such lease. In the event that the Trustee (or any Collateral Agent or other representative of the Holders under any Security Document) succeeds to the interest of the Company or any Subsidiary Guarantor under a Lease, such Lease shall not be terminated or affected thereby except as set forth herein or therein, and any sale of the applicable leased premises by the Trustee (or the Collateral Agent or other representative of the Holders under any Security Document) under or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Indenture, the Notes or any of the Security Documents shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If the Trustee (or the Collateral Agent or other representative of the Holders under any Security Document) succeeds to the interests of the Company or a Subsidiary Guarantor in and to the applicable leased premises or under such lease or enters into possession of such leased premises, the Trustee or such Collateral Agent or other representative and such tenants shall be bound to each other under all of the express terms, covenants and conditions of such lease, as if the Trustee or such Collateral Agent or other representative was originally the Company or such Subsidiary Guarantor as lessor thereunder.

Section 10.07. Authorization of Actions to Be Taken by
               the Trustee Under the Security Documents.
               ----------------------------------------

                     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08. Authorization of Receipt of Funds by the
               Trustee Under the Security Documents.
               ----------------------------------------

                     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.09. Termination of Security Interest.
               --------------------------------

                     Upon the payment in full of all Obligations, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture, the Notes and the Security Documents to the extent securing the Obligations.

                                  ARTICLE 11
                            SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantees.
               ---------------------

                     Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether on an Interest Payment Date (as defined in the Notes), at maturity, by acceleration, repurchase, prepayment, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company will be promptly paid in full and performed, all in accordance with the terms hereof, the Notes and the Security Documents; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Notwithstanding any notice given by the Company pursuant to the second paragraph of Section 4.01 as to payment of interest on any Interest Payment Date in Additional Notes, if the Company fails timely to pay such interest, the Subsidiary Guarantors shall nonetheless be jointly and severally obligated to pay such interest immediately in cash.

                     Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                     Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, absolute, unconditional and irrevocable, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor further, to the extent permitted by applicable law, irrevocably waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees, to the extent permitted by applicable law, not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee or the Holders (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under this Indenture and the Notes or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under this Indenture and the Notes or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under this Indenture and the Notes; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under this Indenture and the Notes, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under this Indenture or the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under this Indenture or the Notes or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either the Company or the Subsidiary Guarantors to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02. Limitation on Subsidiary Guarantor Liability.
               --------------------------------------------

                     Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Subsidiary Guarantee.
               ----------------------------------------------

                     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

                     Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 11.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
               -------------------------------------------------------------

                     Except as otherwise provided in Section 11.05, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists and the following conditions have been satisfied:

                     (a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or

                     (b) if applicable, the Net Available Cash from such sale or other disposition is applied in accordance with Section 4.11 hereof; or

                     (c) if applicable, that transaction is made in accordance with the terms of Section 4.16 hereof.

                     In case of any such consolidation, merger, sale or conveyance (other than pursuant to Section 4.16) and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                     Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 11.05. Releases Following Sale of Assets.
               ---------------------------------

                     The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

                     (1) with respect to any Subsidiary Guarantor other than the Texas City Facilities Subsidiary, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) or any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary Guarantor or the Company, provided, that the Company must apply the Net Available Cash from such sale or other disposition in accordance with the provisions of Section 4.11 hereof;

                     (2) with respect to the Texas City Facilities Subsidiary, in connection with the Sale of the Texas City Facilities, provided, that the Company must apply the Net Available Cash or the Net Cash Proceeds, as applicable, from such sale or other disposition in accordance with the provisions of Section 4.16 hereof;

                     Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 4.11 and 4.16 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                     Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, if any, and interest on the Notes and for the other Obligations of the Company and the other Subsidiary Guarantors under the Notes and this Indenture as provided in this Article 11.

                                  ARTICLE 12
                               HOLDERS' MEETINGS

Section 12.01. Purposes of Meetings.
               --------------------

                     A meeting of the Holders may be called at any time from time to time pursuant to this Article 12 for any of the following purposes:

                     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by the Holders pursuant to Article 9;

                     (b) to remove the Trustee and appoint a successor trustee pursuant to Article 7;

                     (c) to consent to the execution of an indenture supplemental hereto pursuant to Section 9.02;

                     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the outstanding Notes under any other provision of this Indenture or under applicable law; and

                     (e) to take any action required, authorized or permitted to be taken by the Holders under the Amended and Restated Certificate of Incorporation of the Company.

Section 12.02. Place of Meetings.
               -----------------

                     Meetings of the Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Company, shall from time to time determine.

Section 12.03. Call and Notice of Meetings.
               ---------------------------

                     (a) The Trustee may at any time (upon not less than 20 or more than 90 days' notice) call a meeting of the Holders to be held at such time and at such place in the City of New York, New York or in such other city as determined by the Trustee pursuant to Section 12.02. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 13.02.

                     (b) In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and the place in The City of New York, New York or in such other city as determined by the Company or the Holders pursuant to Section 12.02 for such meeting and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.03(a).

Section 12.04. Action Without Meeting.
               ----------------------

                     Any action required or permitted to be taken by the Holders may be taken without a meeting if consented to in writing by Holders of the aggregate principal amount of the Notes then outstanding that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voted.


Section 12.05. Voting at Meetings.
               ------------------

                     To be entitled to vote at any meeting of the Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of the Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.06. Voting Rights, Conduct and Adjournment.
               --------------------------------------

                     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a note such as a Global Note.

                     (b) At any meeting of the Holders, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount of Notes required for the taking of any action pursuant to Article 9, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of the Holders be sufficient to approve an action. Any meeting of the Holders duly called pursuant to Section 12.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of the Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.

                     (c) At any meeting of the Holders, each Holder or proxy shall be entitled to one vote for each $1,000 aggregate principal amount of outstanding Notes held or represented.

Section 12.07. Revocation of Consent by the Holders.
               ------------------------------------

                     At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of the Holders by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes.

Section 12.08. No Delay of Rights by Meeting.
               -----------------------------

                     Nothing in this Article 12 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of this Indenture or the Notes.

                                  ARTICLE 13
                                 MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.
               ----------------------------

                     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02. Notices.
               -------

                     Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                     If to the Company and/or any Subsidiary Guarantor:

                     Sterling Chemicals, Inc.
                     1200 Smith Street, Suite 1900
                     Houston, TX  77002
                     Telecopier No.:  (713) 654-9551
                     Attention:  General Counsel

                     With a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York 10036-6522
                     Telecopier No.:  (212) 735-2000
                     Attention:  Alan G. Straus


                     If to the Trustee:

                     National City Bank
                     Corporate Trust Department
                     101 W. Washington Street, Suite 655S
                     Indianapolis, IN 46255
                     Telecopier No.:  (317) 267-7658
                     Attention:  Ann M. Forey


                     The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.
               -------------------------------------------------------------

                     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, any Agent and any other Person shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

                     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied and that such action is permitted under this Indenture.

Section 13.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

                     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06. Rules by Trustee and Agents.
               ---------------------------

                     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors,
               Officers, Employees and Stockholders.
               ------------------------------------

                     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, this Indenture, the Subsidiary Guarantees or any other Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.
               -------------

                     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES AND THE SECURITY DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

                     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.
               ----------

                     All agreements of the Company in this Indenture and the Notes shall bind its permitted successors. All agreements of the Trustee in this Indenture shall bind its permitted successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its permitted successors, except as otherwise provided in Section 11.05. Except as expressly contemplated hereby, neither the Company nor any Subsidiary Guarantor shall assign or otherwise transfer its rights or obligations under this Indenture, the Notes, the Subsidiary Guarantees or any other Security Documents.

Section 13.11. Severability.
               ------------

                     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.
               ---------------------

                     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.
               --------------------------------

                     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]




                                            SIGNATURES



                                                STERLING CHEMICALS, INC.

                                                By:____________________________
                                                     Name:
                                                     Title:

                                                STERLING CHEMICALS ENERGY, INC.

                                                By:____________________________
                                                     Name:
                                                     Title:

                                                NATIONAL CITY BANK

                                                By:____________________________
                                                     Name:
                                                     Title:




                                                                     EXHIBIT A


                                 FORM OF NOTE


                                [Back of Note]
                      10% Senior Secured Notes due 200[7]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Sterling Chemicals, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from [December, 2002] until maturity. The Company will pay interest semi-annually in arrears on [June ___] and [December ___ ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [June ___, 2003]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ____________ or ____________ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent; provided, however, that interest may be paid through the issuance of Additional Notes as provided in the Indenture. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, unless payment is made through the issuance of Additional Notes as provided in the Indenture.

         3. PAYING AGENT AND REGISTRAR. Initially, National City Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of [December ___, 2002] (the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $___ million in aggregate principal amount plus the amount of any Additional Notes issued as provided in the Indenture. The Notes are secured by pledged collateral pursuant to the Security Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION.

         The Notes may be redeemed, in whole or in part, at the election of the Company at any time on not less than 30 days' prior notice at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to and including the redemption date.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer'') to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Dispositions, when the aggregate amount of Net Available Cash remaining after application in accordance with the provisions of Section 4.11 of the Indenture exceeds $10 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the balance of such Net Available Cash at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Available Cash available, the Company (or such Subsidiary) must use such deficiency in the manner specified in Section 4.11 of the Indenture. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Net Available Cash available, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of the Notes tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (c) If the Company or any Subsidiary consummates a Sale of the Texas Facilities, the Company must apply an amount equal to any Net Available Cash or Net Cash Proceeds, as applicable, from such transaction to offer to purchase outstanding Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), according to the procedures set forth in Section 4.15 of the Indenture. If the aggregate principal amount of Notes tendered in such offer to repurchase exceeds the amount of any Net Available Cash or Net Cash Proceeds, as applicable, from such transaction, the Trustee shall select the Notes to be repurchased on a pro rata basis based upon the principal amount of Notes tendered.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes or any of the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of the Notes by a successor to the Company or such Subsidiary Guarantor pursuant to Article 5 or Article 11 of the Indenture, to add to the covenants of the Company and its Subsidiaries under the Indenture for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and an endorsement on the Notes evidencing a Subsidiary Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default are: (i) a default in any payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 days; (ii) a default in payment of the principal of or premium on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) the failure by the Company to comply with its obligations pursuant to Sections 4.07, 4.08 and 5.01 of the Indenture or a default by a Subsidiary Guarantor under any Subsidiary Guarantee; (iv) failure by the Company to observe or perform any of its obligations pursuant to Sections 4.11, 4.15 or 4.16 (in each case, other than a failure to purchase Notes), or pursuant to Sections 4.03, 4.09, 4.10, 4.12 or 4.20 of the Indenture for 30 days after receipt by the Company of a written notice sent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) a failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes or any Security Document for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) a default under certain other agreements relating to Debt of the Company which default results in the acceleration of such Debt prior to its express maturity; (vii) any Event of Default under and as defined in the indenture for the Company's UC Subordinated Notes; (viii) a repudiation by the Company or any Subsidiary of any of its obligations under the Security Documents or the unenforceability of any of the Security Documents against the Company or any Subsidiary in any material respect for any reason which, in each case, shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Company becomes aware of such failure or (B) a written notice thereof shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding or the loss of the perfection or priority of any material portion of the Liens granted by the Company or a Subsidiary pursuant to the Security Documents for any reason;
(ix) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; and (xi) a disavowal by any Subsidiary of its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in an y notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sterling Chemicals, Inc.
1200 Smith Street, Suite 1900
Houston, TX 77002
Attention:  General Counsel


                                ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:__________________________________
                                               (Insert assignee's legal name)

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________________

                                    Your Signature:____________________________
                                            (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee*:________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11, 4.15 or 4.16 of the Indenture, check the appropriate box below:

                |_|  Section 4.11                  |_|  Section 4.15

                |_|  Section 4.16


         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11, 4.15 or 4.16 of the Indenture, state the amount you elect to have purchased:

                            $_____________________


Date: _________________________

                                    Your Signature:____________________________
                                            (Sign exactly as your name appears
                                              on the face of this Note)


                                    Tax Identification No._____________________


Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                     Amount of decrease        Amount of          Principal Amount
                        in Principal          increase in                of                  Signature of
                           Amount          Principal amount       this Global Note       authorized officer of
                             of                   of               following such           Trustee or Note
Date of Exchange      this Global Note     this Global Note    decrease (or increase)          Custodian
----------------      ----------------     ----------------    ----------------------     --------------------




--------
* This schedule should be included only if the Note is issued in global form.




                                                                     EXHIBIT B


                         FORM OF NOTATION OF GUARANTEE

                  For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, absolutely, unconditionally and irrevocably guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated December 19, 2002 (the "Indenture"), among Sterling Chemicals, Inc., the Subsidiary Guarantors listed on Schedule I thereto and National City Bank, as trustee (the "Trustee") that: (a) the principal of, premium, if any, and interest (including interest accruing at the rate provided for in the documents evidencing the Notes (as defined in the Indenture) after the commencement of any proceedings under any Bankruptcy Law (as defined in the Indenture), whether or not an allowed claim in such proceeding ("Post-Petition Interest")) on the Notes will be promptly paid when due, whether at maturity, by acceleration, repurchase, prepayment, redemption or otherwise, and interest on the overdue principal and premium, to the extent permitted by law, and all other Obligations (as defined in the Indenture) will be promptly paid and performed, all in accordance with the terms of the Indenture, the Notes and the Security Documents (as defined in the Indenture) and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                                [NAME OF SUBSIDIARY GUARANTOR]

                                                By:___________________________
                                                   Name:
                                                   Title:




                                  Schedule I




                                  Schedule II




                                 Schedule III

1,000 shares represented by Certificate No. 3 (350 shares) and Certificate No. 4 (650 shares)